  [Portions of this Program Enrollment Terms have been redacted. The redacted portions are marked with an asterisk. The Company has applied to the
                     Securities and Exchange Commission for
               confidential treatment of the redacted portions.]

                                                     EFFECTIVE DATE:____________

                        WORLDCOM NETWORK SERVICES, INC.

                    CLASSIC/TRANSCEND(TM) SWITCHED SERVICES

                            PROGRAM ENROLLMENT TERMS

      These Program Enrollment Terms (the "PET") are made this 1st day of November, 1998, by and between WorldCom Network Services, Inc. ("WorldCom") and Incomnet Communications Corporation (successor-in-interest to National Telephone & Communications, Inc.) ("Customer") and are a part of their Telecommunications Services Agreement for Switched Services. Capitalized terms not defined herein shall have the meaning ascribed to them in the TSA, the Service Schedule or the applicable Rate and Discount Schedule.

1.    PRIOR AGREEMENT: Notwithstanding anything to the contrary contained in
      Section 24 of the Telecommunications Services Agreement (the "TSA"), the parties acknowledge that they previously executed that certain Telecommunications Services Agreement dated November 15, 1994, and more particularly described as TSA#NTC-941101 (the "Prior Agreement"). The parties agree that as of the Effective Date described in Section 2 below,
      (i) the Prior Agreement will be canceled in its entirety and of no further force or effect with the exception of certain accrued obligations arising under the Prior Agreement such as the payment of money or the application of credits arising prior to the Effective Date, and provisions intended to survive termination, such as limitation of liability, indemnification and confidentiality, and (ii) all Services currently being provided under the Prior Agreement will be provisioned and maintained by WorldCom taking into account the terms and conditions of this Agreement (including the rates set forth in the Rate Schedule attached herewith).

2. SERVICE TERM: The Service Term shall commence as of November 1, 1998 (the "Effective Date") and shall continue through and include October 31, 2001 (the "Service Term"), subject to extension as provided in Subsection 3(B) below; provided, however, in no event will this Agreement be extended past October 31, 2003. Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including, without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon ninety (90) days prior written notice to the other party.


                                  Page 1 of 5
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3.    CUSTOMER'S MINIMUM MONTHLY REVENUE COMMITMENT/DEFICIENCY CHARGE:

      (A) Commencing with the November, 1998, billing period (i.e., December, 1998 invoice) and continuing through the end of the Service Term, Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue (as defined in the applicable Rate Schedule) of at least the amounts shown below (collectively, "Customer's Minimum Revenue Commitment") in the respective periods shown (collectively, the "Commitment Period"), subject to modification as described in Section 4 below.

                                                     Minimum Monthly
      Period                                       Revenue Commitment
      ------                                       ------------------
      11/1/98 (12/1/98 invoice) through 4/30/99             [*]
      5/1/99 (6/1/99 invoice) through 10/31/99              [*]
      11/1/99 (12/1/99 invoice) through 10/31/00            [*]
      11/1/00 (12/1/00 invoice) through 10/31/01            [*]

      (B) In the event the Service Term is extended as described in Subsection 4(C) below, Customer's Minimum Revenue Commitment during the extension period(s) will be as follows for the periods indicated.

                                                     Minimum Monthly
      Period                                       Revenue Commitment
      ------                                       ------------------
      11/1/99 (12/1/01 invoice) through 10/31/02            [*]
      11/1/00 (12/1/02 invoice) through 10/31/03            [*]

      (C) In the event Customer does not maintain Customer's applicable Minimum Revenue Commitment in any month shown above, then for those month(s) only, Customer will pay WorldCom the difference between Customers applicable Minimum Revenue Commitment and Customer's actual Monthly Revenue (as described in the applicable Rate Schedule) for such month (collectively, the "Deficiency Charge"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's applicable Minimum Revenue Commitment(s) for the unexpired portion of the Service Term, if WorldCom terminates this Agreement based on Customer's default.

4.    CUSTOMER'S AGGREGATE MINIMUM REVENUE COMMITMENT:

      (A) In addition to Customer's Minimum Monthly Revenue Commitments described in Section 3 above, commencing with the Effective Date and continuing through the end of the Service Term (subject to extension as provided herein) Customer agrees to maintain Monthly Revenue which totals in the aggregate of at least $250,000,000 (which amount may be increased as described in Subsection (B) below) ("Customer's Aggregate Commitment"). In order to achieve Customer's Aggregate Commitment, Customer agrees to maintain cumulative Monthly Revenue of at least the amounts shown below (collectively, the "Target Amount") in the respective yearly periods indicated (the "Target Period"):


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

      Period                                       Target Amount
      ------                                       -------------
      November, 1998 - October, 1999 (Year 1)           [*]
      November, 1999 - October, 2000 (Year 2)           [*]
      November, 2000 - October, 2001 (Year 3)           [*]

      IF APPLICABLE AS DETERMINED UNDER SUBSECTION (C) BELOW:

      November, 2001 - October, 2002 (Year 4)      To be Determined
      November, 2002 - October, 2003 (Year 5)      To be Determined

      (B) In the event Customer's actual cumulative Monthly Revenue in any Target Period (including any Deficiency Charges described in Subsection 3(C) above actually paid by Customer during such Target Period) is greater than the applicable Target Amount for such Target Period, any excess amount will be deducted from the Target Amount for such the immediately following Target Period.

      (C) In the event Customer's actual cumulative Monthly Revenue in any Target Period (including any Deficiency Charges described in Subsection 3(C) above actually paid by Customer during such Target Period) is less than the applicable Target Amount for such Target Period (hereinafter referred to as a "Shortfall Amount"), the Shortfall Amount will first be increased by the applicable percentage shown below and then added to the Target Amount for the immediately following Target Period. Further, Customer's Aggregate Commitment will be increased by an amount equal to the Shortfall Amount times the percentage shown ("Customer's Modified Aggregate Commitment"). If necessary, the Service Term will be extended beyond Year 3 but in no event will the extension period go beyond October 31, 2003.

               Year      Percent
               ----      -------
                1           [*]
                2           [*]
                3           [*]
                4           [*]

            Example: Assume Customer's actual Monthly Revenue in Year 1 is [*]. The Target Amount for Year 2 will be [*][[*]+([*]x[*])] and Customer's Aggregate Commitment will be [*]([*]+[*]x[*]).

      (D) As soon as Customer's aggregate Monthly Revenue since November 1, 1998, equals at least Customer's Aggregate Commitment (or Customer's Modified Aggregate Commitment, if applicable), either Customer or WorldCom may terminate this Agreement upon at least ninety (90) days' prior written notice.

5. REQUIREMENTS AGREEMENT: In consideration of the rates set forth in the Rate Schedule, a reduction in Customer's commitments under the Prior Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the Service Term Customer agrees to purchase one hundred percent (100%) of its telecommunications services requirements from SWITCHED


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

      ACCESS Service (1+ and Toll Free) (which services are described in this Agreement) from WorldCom under the terms and conditions set forth in this Agreement ("Customer's Requirements Obligation"). Upon request from WorldCom, Customer agrees to provide WorldCom reasonable documentation evidencing Customer's compliance with this Section 5 and if requested by WorldCom, agrees to allow WorldCom or its representatives to audit Customer's books and records as may be necessary solely to ensure Customer's compliance with Customer's Requirements Obligation. In the event Customer is in breach of this Agreement, in addition to WorldCom's other rights and remedies described in this Agreement, notwithstanding anything to the contrary contained in the Agreement, WorldCom shall have the right to immediately increase Customer's SWITCHED ACCESS Service rates set forth in the Rate Schedule to [*]. Any increase as described herein will not affect Customer's Commitments set forth in Sections 3 and 4 above.

6. WAIVER OF DEFICIENCY CHARGES: Upon execution of this Agreement, in consideration of Customer's Requirements Obligation and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WorldCom agrees to waive all deficiency charges which have been assessed Customer under the terms of the Prior Agreement up through and including October 31, 1998.

7. QUARTERLY REVIEW OF RATES: Provided Customer is in substantial compliance with the terms of this Agreement, commencing February 1, 1999, and continuing on the first day of every fourth (4th) month thereafter (i.e., June 1, October 1, February 1, etc.), WorldCom and Customer agree to review the rates hereunder and negotiate in good faith as to whether modifications are necessary in order to maintain reasonable parity between such rates and rates then made generally available by WorldCom to its other carrier customers for the same Services taking into account all of the terms associated with such rates. In connection with such review, the parties agree to review the relative state of parity between the then-current rates offered to Customer under the terms of this Agreement and the rates generally available in the wholesale marketplace for similar services and commitments. Provided, however, nothing contained in this
      Section 7 will obligate WorldCom to reduce Customer's rates under this Agreement or obligate or require WorldCom to adopt the same or similar rates or offer the same or similar products of third parties.

8. CONDITIONAL OBLIGATIONS: The parties specifically acknowledge that the terms and conditions offered hereunder are contingent upon (i) Customer's compliance with the requirements set forth in that certain Forbearance Letter dated October 30, 1998 from Denis Richard, Customer's President and Chief Executive Officer Robert S. Vetera, Director of Credit for WorldCom, and (ii) WorldCom and Customer's reconciliation of all of Customer's accounts on or before March 15, 1999, which reconciliation must be satisfactory to WorldCom.

9. PROMOTIONAL CREDIT: In consideration of Customer's Minimum Revenue Commitment (as described in Section 3 above) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WorldCom agrees to provide Customer a nine-month promotional pricing allowance (as


                                  Page 4 of 5
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      described herein) based on the incremental growth of charges for
      Customer's Interstate SWITCHED ACCESS Service (1+ and Toll Free) within the 48 contiguous United States ("Promotional Traffic"). For purposes of this Section 9, the parties agree that the base amount (the "Base Amount") of charges for such Promotional Traffic will be determined by multiplying
      (x) Customer's minutes of Promotional Traffic shown on Customer's November 1, 1998 invoice (i.e., Customer's October, 1998 Promotional Traffic) times
      (y)[*](hereinafter referred to as the "Base Amount"). WorldCom will then apply a discount (the "Promotional Credit") equal to [*] for every dollar charged Customer over the Base Amount for the Promotional Traffic, if any, for the nine (9) months commencing with Customer's December 1, 1998 invoice (i.e., Customer's November, 1998 Promotional Traffic) and continuing through Customer's August 1, 1999 invoice (i.e., Customer's July, 1999 Promotional Traffic). Promotional Credits, if any, will be applied by WorldCom one month in arrears. For example, the first Promotional Credit, if any, based on Customer's December 1, 1998 invoice will be applied to Customer's January 1, 1998 invoice, and the Promotional Credit, if any, based on Customer's August 1, 1999 invoice will be applied to Customer's September 1, 1999 invoice.

      IN WITNESS WHEREOF, the parties have executed these Classic/TRANSCEND(TM) Switched Services Program Enrollment Terms.

WORLDCOM NETWORK SERVICES, INC.         INCOMNET COMMUNICATIONS CORPORATION

By                                      By /s/ Michael J. Keebaugh
   -----------------------------           -----------------------------
       (Signature)                              (Signature)

                                           Michael J. Keebaugh
   -----------------------------           -----------------------------
       (Print Name)                             (Print Name)

                                           Sr. VP Operations
   -----------------------------           -----------------------------
       (Title)                                  (Title)


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